Exhibit 23(a)(1)

                           SELIGMAN INCOME FUND, INC.

                              ARTICLES OF AMENDMENT

      SELIGMAN INCOME FUND, INC., a Maryland corporation, having a principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Amendment and Restatement of the Articles of Incorporation of the Corporation are hereby amended by striking out Article SECOND and inserting in lieu thereof a new Article SECOND as follows:

                  SECOND: Name. The name of the corporation (which is
            hereinafter called the "Corporation") is

                      SELIGMAN INCOME AND GROWTH FUND, INC.

      SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940; the foregoing amendments were approved by a majority of the entire Board of Directors on July 18, 2002; and such amendments are limited to changes in name as expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders of the Corporation.

      IN WITNESS WHEREOF, SELIGMAN INCOME FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 1st day of November, 2002.

                                          SELIGMAN INCOME FUND, INC.


                                          By:   /s/ Brian T. Zino
                                             ----------------------------------
                                                    Brian T. Zino, President

WITNESS:


 /s/ Frank J. Nasta
----------------------------------
     Frank J. Nasta, Secretary

THE UNDERSIGNED, President of SELIGMAN INCOME FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                               /s/ Brian T. Zino
                                           ------------------------------------
                                                   Brian T. Zino


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